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                                                                  EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Prospectus of Wyndham International, Inc. to be filed with the Securities and Exchange Commission on or about April 13, 1999 for the registration of 16,541,706 shares of common stock of Wyndham International, Inc. and to the incorporation by reference therein of our reports (a) dated March 4, 1998 with respect to the Consolidated Financial Statements of SF Hotel Company, L.P.; and (b) dated February 3, 1998 with respect to the Combined Financial Statements of SC Suites Summerfield Partnerships; both of which are included in the Joint Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated June 2, 1998, filed with the Securities and Exchange Commission.

                                     /s/ ERNST & YOUNG LLP

Wichita, Kansas
April 8, 1999